                                                                   Exhibit 22.1


SUBSIDIARIES OF REGISTRANT
- --------------------------

                                                    State of
                                                 Incorporation
                                                    or other
                                                  Jurisdiction
                                                   in which
        Name                                       organized
        ----                                   ----------------
Consolidated Furniture Corporation                 New York
    Furniture Comfort Corporation                  Delaware
    SSC Corporation                                Delaware


                 Each of the above subsidiaries is 100% owned by the Registrant or a subsidiary (as indicated by indentation) and are included in the consolidated financial statements of the Registrant.